EXHIBIT 6(i)
ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
AMERUS LIFE INSURANCE COMPANY
TO THE SECRETARY OF STATE OF THE STATE OF IOWA:
     Pursuant to §1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment to the corporation’s Amended and Restated Articles of Incorporation.
1.	The name of the corporation is AmerUs Life Insurance Company. These Articles of Amendment amend the corporation’s Amended and Restated Articles of Incorporation in order to change the name of the corporation to Aviva Life and Annuity Company.
2.	The amendment to the corporation’s Amended and Restated Articles of Incorporation is as follows:

The Amended and Restated Articles of Incorporation of the corporation are amended by deleting Article I in its entirety and substituting the following in lieu thereof:
ARTICLE I
The name of the corporation is Aviva Life and Annuity Company.
3.	The date of adoption of the amendment set forth above was June 26, 2007.

4.	The amendment set forth above was duly approved by the sole shareholder of the corporation in the manner required by the Iowa Business Corporation Act and the corporation’s Amended and Restated Articles of Incorporation on June 26, 2007.

5.	The effective date and time of this document is 12:01 a.m., November 1, 2007.
Date: August 3, 2007

AMERUS LIFE INSURANCE COMPANY
By:	/s/ Christopher J. Littlefield
Christopher J. Littlefield
Secretary

STATE OF IOWA	)
) SS
COUNTY OF POLK	)
     On this 3rd day of August, 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Christopher J. Littlefield, who, being by me duly sworn, did say that he is the Secretary of AmerUs Life Insurance Company, executing the within and foregoing instrument; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and the said Secretary, as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by him voluntarily executed.
[Seal]

/s/ Linda Olson
Linda Olson, Notary Public in and for the
State of Iowa

COMMISSION CERTIFICATE OF APPROVAL
Pursuant to the relevant provisions of the Iowa Code, the undersigned approve the Articles of Amendment to the Amended and Restated Articles of Incorporation of AmerUs Life Insurance Company (effective 12:01 a.m., November 1, 2007).

SUSAN E. VOSS		THOMAS J. MILLER
Iowa Insurance Commissioner		Iowa Attorney General

	/s/ James N. Armstrong		/s/ Jeanie Kunkle Vaudt

By:	JAMES N. ARMSTRONG	By:	JEANIE KUNKLE VAUDT
	Deputy Insurance Commissioner		Assistant Attorney General

Date:	8/7/07	Date:	August 7, 2007

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